Exhibit 99.1

Corvus Gold Announces Closing of CAD $2M Non-Brokered Private Placement

Participant Include: Resource Capital Fund VI L.P.

TSX: KOR OTCQX: CORVF

VANCOUVER, Sept. 2, 2015 /CNW/ - Corvus Gold Inc. ("Corvus" or the "Company") - (TSX: KOR, OTCQX: CORVF) announces the closing of a CAD $2,000,000 non-brokered private placement priced at market based on the 5-day volume weighted average price ending August 28, 2015 of CAD $0.47. Under the terms of the agreement, the Company issued 4,255,320 common shares with no warrant and with a 6-month hold period to Resource Capital Fund VI L.P. ("Resource Capital Fund VI"), representing approximately 5% of the Company's outstanding common shares.  With the completion of this financing, Resource Capital Fund VI joins the growing list of other major long-company long-gold Corvus shareholders.

Jeff Pontius, Corvus Gold CEO states "Bringing Resource Capital Fund VI into the Corvus family of major long-term investors is a significant accomplishment as it continues to build the depth of our shareholder base.  In addition the vote of confidence that this brings to the Company and its projects is substantial, particularly in the challenging markets that junior explorers face today.  The proceeds from this financing will give the Company added flexibility to act decisively on exploration success from its ongoing drilling program well into 2016.  Driven by the strong results from the Company's recent North Bullfrog PEA study and new exploration discoveries in the large and untested Eastern portion of the North Bullfrog area, Corvus is rapidly building what could be a new Nevada high-grade gold District."

No insiders participated in the private placement, and there is no change of control, as a result of the Offering. The hold period on the shares issued will expire on March 2, 2016.

The foregoing securities have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "1933 Act") or any applicable state securities laws and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the 1933 Act) or persons in the United States absent registration or an applicable exemption from such registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the foregoing securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

On behalf of
CORVUS GOLD INC.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
Chief Executive Officer & President

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements and forward-looking information (collectively, "forward-looking statements") within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the proposed use of the proceeds of the Offering, the proceeds being used to add flexibility to the ongoing drilling program into 2016, the possibility of the North Bullfrog area being a new Nevada high-grade gold District are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward-looking statements as a result of various factors, including, but not limited to, those risks and uncertainties disclosed in the Company's latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and other information released by the Company and filed with the appropriate regulatory agencies. All of the Company's Canadian public disclosure filings may be accessed via www.sedar.com and and the Company's United States public disclosure filings may be accessed via www.sec.gov and readers are urged to review these materials, including thetechnical reports filed with respect to the Company's mineral properties.

SOURCE Corvus Gold Inc.

%CIK: 0001507964

For further information: Ryan Ko, Investor Relations, Email: info@corvusgold.com, Phone: 1-888-770-7488 (toll free) or (604) 638-3246/Fax: (604) 408-7499

CO: Corvus Gold Inc.

CNW 08:00e 02-SEP-15